                     GUIDELINES FOR CERTIFICATION OF TAXPAYER
                   IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens; I.E., 000-00-0000. Employer identification numbers have nine digits separated by one hypen; I.E., 00-0000000. The table below will determine the number to give the payer.

===================================================================================================================================
                                                                                                          GIVE THE EMPLOYER
                                   GIVE THE SOCIAL                                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         SECURITY NUMBER OF           FOR THIS TYPE OF ACCOUNT:                      NUMBER OF
===================================================================================================================================
1.  An individual account      The individual                 5. Sole proprietorship account     The owner(1)

2.  Two or more individuals    The actual owner of the        6. A valid trust, estate, or       Legal entity (Do not furnish the
    (joint account)            account or, if any combined       pension trust                   identifying number of the personal
                               funds, any one of the                                             representative or trustee unless
                               individuals(2)                                                    the legal entity itself is not
                                                                                                 designated in the account title.)
                                                                                                 (3)

3.  Custodian account of a     The minor(4)                   7. Corporate account               The corporation
    minor (Uniform Gift to
    Minors Act)

4.  a. The usual revocable     The grantor-trustee            8. Religious, charitable, or       The organization
       savings trust                                             educational organization
       account (grantor is                                       account
       also trustee)

    b. So-called trust         The actual owner               9. Partnership account held in     The partnership
       account that is not                                       the name of the business
       legal or valid trust
       under State law

                                                             10. A broker or registered          The broker or nominee
                                                                 nominee
-------------------------
(1) Show the name of the owner

(2) List first and circle the name of the person whose number you furnish.

(3) List first and circle the name of the legal trust, estate, or pension trust.

(4) Circle the minor's name and furnish the minor's social security number.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

                                          (Continued)



===================================================================================================================================
                                                                                                          GIVE THE EMPLOYER
                                   GIVE THE SOCIAL                                                         IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:         SECURITY NUMBER OF           FOR THIS TYPE OF ACCOUNT:                      NUMBER OF
===================================================================================================================================
                                                             11. Account with the Department     The public entity
                                                                 of Agriculture in the name of
                                                                 a public entity (such as a
                                                                 State or local government,
                                                                 school district, or prison)
                                                                 that receives agricultural
                                                                 program payments




              GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments include the following:
     -    A corporation.
     -    A financial institution.
     - An organization exempt from tax under section 501(a), or an individual retirement plan.
     -    The United States or any agency or instrumentality thereof.
     - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
     -    A real estate investment trust.
     -    A common trust fund operated by a bank under section 584(a).
     - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
     - An entity registered at all times under the Investment Company Act of 1940.
     -    A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     -    Payments to nonresident aliens subject to withholding under
          Section 1441.
     - Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
     - Payments of patronage dividends where the amount received is not paid in money.
     -    Payments made by certain foreign organizations.
     -    Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:
     -    Payments of interest on obligations issued by individuals.
          Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your taxpayer identification number to the payer.
     - Payments of tax-exempt interest (including exempt interest dividends under section 852).
     -    Payments described in section 6049(b)(5) to nonresident aliens.
     -    Payments on tax-free covenant bonds under section 1451.
     -    Payments made by certain foreign organizations.
     -    Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payment to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1984, payers must generally withhold 20% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

(3) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(4) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.










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